                                                                   EXHIBIT 12.1


                            MACK-CALI REALTY CORPORATION
                 COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                           (DOLLAR AMOUNTS IN THOUSANDS)

                                                     Mack-Cali Realty  Corporation
                                         -----------------------------------------------

                                         For the Three    For the      For the      For the
                                           Mos. Ended    Yr. Ended    Yr. Ended    Yr. Ended
                                            3/31/98       12/31/97    12/31/96      12/31/95
                                            -------       --------    --------      --------
 Income (Loss) before gain on sale of
    property, minority interest and
    extraordinary item (A)                  $33,849       $36,367       $31,521     $17,146

 Add:
    Interest expense                         18,480        39,078        13,758      10,117

 Interest portion (33 percent) of
    ground rents on land leases                  44            29             -           -
                                             ------        ------        ------      ------
 Income before gain on sale of
    property, minority interest and
    extraordinary item,
    as adjusted (B)                         $52,373       $75,474       $45,279     $27,263
                                             ------        ------        ------      ------
                                             ------        ------        ------      ------
 Fixed Charges:
 Interest Expense                           $18,480       $39,078       $13,758     $10,117

 Interest portion (33 percent) of
    ground rents on land leases                  44            29             -           -
 Capitalized interest costs                     201           820           118          27
 Preferred Dividends                          3,911           888             -           -
 Beneficial conversion feature(C)                 -        29,361             -           -
                                             ------        ------        ------      ------
 Total fixed charges                        $22,636       $70,176       $13,876     $10,144
                                             ------        ------        ------      ------
                                             ------        ------        ------      ------
 Ratio of earnings to fixed charges            2.31          1.08       3.26(D)       2.69
                                             ------        ------        ------      ------
                                             ------        ------        ------      ------
 Deficiency of earnings to fixed
    charges(F)

                                                               Cali Group Combined
                                            ---------------------------------------------------------
                                              For the Period        For the Period           For the
                                            August 31, 1994 to     January 1, 1994 to       Year Ended
                                             December 31, 1994      August 30, 1994         12/31/93
                                             -----------------      ---------------         --------
 Income (Loss) before gain on sale of
    property, minority interest and
    extraordinary item (A)                           $4,990             $ (110)             $(1,064)

 Add:
    Interest expense                                  2,342              13,829               21,950

 Interest portion (33 percent) of
    ground rents on land leases                           -                 194                  326
                                                     ------              ------               ------
 Income before gain on sale of
    property, minority interest and
    extraordinary item,
    as adjusted (B)                                  $7,332             $13,913              $21,212
                                                     ------              ------               ------
                                                     ------              ------               ------
 Fixed Charges:
 Interest Expense                                    $2,342             $13,829              $21,950

 Interest portion (33 percent) of
    ground rents on land leases                           -                 194                  326
 Capitalized interest costs                               -                   -                    -
 Preferred Dividends                                      -                   -                    -
 Beneficial conversion feature(C)                         -                   -                    -
                                                     ------              ------               ------
 Total fixed charges                                 $2,342             $14,023              $22,276
                                                     ------              ------               ------
                                                     ------              ------               ------

 Ratio of earnings to fixed charges                    3.13                 (E)                  (E)
                                                     ------
                                                     ------
 Deficiency of earnings to fixed charges(F)                            $  (110)             $(1,064)
                                                                         ------               ------
                                                                         ------               ------

--------------
(A) Represents pre-tax income (loss) before gain on sale of property, minority interest and extraordinary item.
(B)  Represents earnings before fixed charges.
(C) In connection with the funding of the Mack Transaction, the Operating Partnership issued certain Preferred Units with a conversion rate of $34.65 per common unit, an amount less than the $39.0626 closing stock price on the date of closing. Accordingly, the Operating Partnership recorded, on December 11, 1997, the financial value ascribed to this beneficial conversion feature.
(D) Represents the ratio of earnings to fixed charges, excluding gain on sale of rental property of $5,658. The ratio of earnings to fixed charges, including gain on sale of rental property, was 3.67.
(E) The ratio of earnings to fixed charges was less than 1.00 reflecting the fact that earnings for the period were not adequate to cover fixed charges.
(F) Represents the amounts by which earnings for the period were not adequate to cover fixed charges.

                                MACK-CALI REALTY, L.P.
                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            (DOLLAR AMOUNTS IN THOUSANDS)

                                                 Mack-Cali Realty Corporation
                                  --------------------------------------------------------
                                  For the Three       For the       For the       For the
                                    Mos. Ended       Yr. Ended    Yr. Ended      Yr. Ended
                                     3/31/98          12/31/97     12/31/96       12/31/95
                                     -------          --------     --------       --------


 Income (Loss) before gain on
    sale of property and
    extraordinary item (A)          $33,849           $36,367        $31,521      $17,146

 Add:
    Interest expense                 18,480            39,078         13,758       10,117

 Interest portion (33 percent)
    of ground rents on land leases       44                29              -            -
                                     ------            ------         ------       -------
 Income before gain on sale of
    property and extraordinary
    item, as adjusted (B)           $52,373           $75,474        $45,279      $27,263
                                     ------            ------         ------       -------
                                     ------            ------         ------       -------
 Fixed Charges:
 Interest Expense                   $18,480           $39,078        $13,758      $10,117
 Interest portion (33 percent)
    of ground rents
    on land leases                       44                29              -            -
 Capitalized interest costs             201               820            118           27
                                     ------            ------         ------       -------
 Total fixed charges                $18,725           $39,927        $13,876      $10,144
                                     ------            ------         ------       -------
                                     ------            ------         ------       -------
 Ratio of earnings to fixed
  charges                              2.80              1.89        3.26(C)         2.69
                                     ------            ------         ------       -------
                                     ------            ------         ------       -------

 Deficiency of earnings
  to fixed charges(E)

                                                       Cali Group Combined
                                     ----------------------------------------------------------
                                       For the Period           For the Period        For the
                                     August 31, 1994 to       January 1, 1994 to     Year Ended
                                     December 31, 1994         August 30, 1994        12/31/93
                                     -----------------         ---------------        --------
 Income (Loss) before gain on
    sale of property and
    extraordinary item (A)                $4,990                  $  (110)            $(1,064)

 Add:
    Interest expense                       2,342                    13,829             21,950

 Interest portion (33 percent)
    of ground rents
    on land leases                             -                       194                326
                                          ------                   -------            -------
 Income before gain on sale of
    property and extraordinary item,
    as adjusted (B)                       $7,332                   $13,913            $21,212
                                          ------                   -------            -------
                                          ------                   -------            -------
 Fixed Charges:
 Interest Expense                         $2,342                   $13,829            $21,950

 Interest portion (33 percent)
    of ground rents
    on land leases                             -                       194                326
 Capitalized interest costs                    -                         -                  -
                                          ------                   -------            -------
 Total fixed charges                      $2,342                   $14,023            $22,276
                                          ------                   -------            -------
                                          ------                   -------            -------
 Ratio of earnings to fixed
    charges                                 3.13                       (D)                (D)
                                          ------
                                          ------
 Deficiency of earnings
   to fixed charges(E)                                               (110)           $(1,064)
                                                                   -------            -------
                                                                   -------            -------


--------------
(A) Represents pre-tax income (loss) before gain on sale of property and extraordinary item.
(B)  Represents earnings before fixed charges.
(C) Represents the ratio of earnings to fixed charges, excluding gain on sale of rental property of $5,658. The ratio of earnings to fixed charges, including gain on sale of rental property, was 3.67.
(D) The ratio of earnings to fixed charges was less than 1.00 reflecting the fact that earnings for the period were not adequate to cover fixed charges.
(E) Represents the amounts by which earnings for the period were not adequate to cover fixed charges.

                                MACK-CALI REALTY, L.P.
               COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                      AND PREFERRED UNIT DISTRIBUTION REQUIREMENT
                            (DOLLAR AMOUNTS IN THOUSANDS)






                                                           Mack-Cali Realty, L.P.
                                       ----------------------------------------------------------
                                        For the Three       For the        For the        For the
                                          Mos. Ended       Yr. Ended     Yr. Ended      Yr. Ended
                                           3/31/98          12/31/97      12/31/96       12/31/95
                                           -------          --------       --------      --------
 Income (Loss) before gain on
    sale of property and
    extraordinary item (A)                  $33,849        $36,367        $31,521          $17,146

 Add:
    Interest expense                         18,480         39,078         13,758           10,117

 Interest portion (33 percent)
    of ground rents
    on land leases                               44             29              -                -
                                             ------         ------         ------           ------
 Income before gain on sale of
    property and extraordinary item,
    as adjusted (B)                         $52,373        $75,474        $45,279          $27,263
                                             ------         ------         ------           ------
                                             ------         ------         ------           ------

 Fixed Charges:
 Interest Expense                           $18,480        $39,078        $13,758          $10,117

 Interest portion (33 percent) of
    ground rents
    on land leases                               44             29              -                -
 Capitalized interest costs                     201            820            118               27
                                             ------         ------         ------           ------
 Total fixed charges                        $18,725        $39,927        $13,876          $10,144
                                             ------         ------         ------           ------
                                             ------         ------         ------           ------

 Preferred unit distribution
    requirement                              $3,911           $888              -                -
 Beneficial conversion feature(C)                 -         29,361              -                -
 Ratio of pre-tax income to
    net income                                 1.00           1.00              -                -
                                             ------         ------         ------           ------
Preferred unit distribution factor            3,911         30,249              -                -
 Total fixed charges                         18,725         39,927        $13,876          $10,144
                                             ------         ------         ------           ------
 Total fixed charges and
 preferred unit distribution requirement    $22,636        $70,176        $13,876          $10,144
                                             ------         ------         ------           ------
                                             ------         ------         ------           ------
 Ratio of earnings to combined
 fixed charges and preferred
    unit distribution requirement              2.31           1.08        3.26(D)             2.69
                                             ------         ------         ------           ------
                                             ------         ------         ------           ------
 Deficiency of earnings
    to fixed charges(F)

                                                          Cali Group Combined
                                       --------------------------------------------------------
                                         For the Period         For the Period        For the
                                       August 31, 1994 to     January 1, 1994 to     Year Ended
                                       December 31, 1994        August 30, 1994       12/31/93
                                       -----------------        ---------------       --------
 Income (Loss) before gain on
    sale of property and
    extraordinary item (A)                 $4,990                   $ (110)           $(1,064)

 Add:
    Interest expense                        2,342                    13,829             21,950

 Interest portion (33 percent)
    of ground rents
    on land leases                              -                       194                326
                                           ------                    ------             ------
 Income before gain on sale of
    property and extraordinary item,
    as adjusted (B)                        $7,332                   $13,913            $21,212
                                           ------                    ------             ------
                                           ------                    ------             ------
 Fixed Charges:
 Interest Expense                          $2,342                   $13,829            $21,950

 Interest portion (33 percent) of
    ground rents
    on land leases                              -                       194                326
 Capitalized interest costs                     -                         -                  -
                                           ------                    ------             ------
 Total fixed charges                       $2,342                   $14,023            $22,276
                                           ------                    ------             ------
                                           ------                    ------             ------

 Preferred unit distribution
    requirement                                 -                         -                  -
 Beneficial conversion feature(C)               -                         -                  -
 Ratio of pre-tax income to net
    income                                      -                         -                  -
 Preferred unit distribution factor             -                         -                  -
 Total fixed charges                       $2,342                   $14,023            $22,276
                                           ------                    ------             ------
                                           ------                    ------             ------
 Total fixed charges and
    preferred unit distribution
    requirement                            $2,342                   $14,023            $22,276
                                           ------                    ------             ------
                                           ------                    ------             ------
 Ratio of earnings to combined
    fixed charges and preferred
    unit distribution requirement            3.13                       (E)                (E)
                                           ------
                                           ------
 Deficiency of earnings
    to fixed charges(F)                                            $  (110)           $(1,064)
                                                                     ------             ------
                                                                     ------             ------

--------------
(A) Represents pre-tax income (loss) before gain on sale of property and extraordinary item.
(B)  Represents earnings before fixed charges.

(C) In connection with the funding of the Mack Transaction, the Operating Partnership issued certain Preferred Units with a conversion rate of $34.65 per common unit, an amount less than the $39.0626 closing stock price on the date of closing. Accordingly, the Operating Partnership recorded, on December 11, 1997, the financial value ascribed to this beneficial conversion feature.
(D) Represents the ratio of earnings to fixed charges, excluding gain on sale of rental property of $5,658. The ratio of earnings to fixed charges, including gain on sale of rental property, was 3.67.
(E) The ratio of earnings to fixed charges was less than 1.00 reflecting the fact that earnings for the period were not adequate to cover fixed charges.
(F) Represents the amounts by which earnings for the period were not adequate to cover fixed charges.